Exhibit 99.2

CONTACT:
Media Relations	Investor Relations
Diana Cartwright	Jenifer Kirtland
Maxtor Corporation	Maxtor Corporation
408-894-5951	408-324-7056

MAXTOR CORPORATION REPORTS STRONG THIRD QUARTER 2003
FINANCIAL RESULTS

Company Generates Revenue of $1.066 Billion; Net Income on a GAAP Basis
of $29.9 Million; and Non-GAAP Net Income of $50.6 Million

MILPITAS, Calif., October 21, 2003 — Maxtor Corporation (NYSE: MXO) today announced its financial results for the third quarter ended September 27, 2003. Revenue for the quarter was $1.066 billion. The Company reported net income on a GAAP basis of $29.9 million, or $0.12 per diluted share. Included in GAAP net income was a charge of $20.5 million for the amortization of intangible assets and $0.2 million in stock compensation expense. On a non-GAAP basis, excluding these charges, Maxtor reported net income of $50.6 million, or $0.20 per diluted share. In the third quarter of 2002, revenue was $819.7 million. The Company reported a net loss on a GAAP basis of $163.6 million, or $(0.68) per share. This loss was comprised of $105.5 million from continuing operations and $58.1 million from discontinued operations associated with the closure of the network attached storage (NAS) business. The loss from continuing operations included $21.2 million for the amortization of intangible assets and a charge for stock compensation primarily related to the acquisition of Quantum’s Hard Disk Drive Group in April 2001, and a $9.5 million restructuring charge associated with facilities closure. On a non-GAAP basis, excluding these charges, the loss from continuing operations was $74.8 million, or $(0.31) per share.

     “We are very pleased with the Company’s third quarter financial performance,” said Paul Tufano, president and chief executive officer. “During the quarter, we shipped a record

14.9 million hard disk drives. We exceeded the Company’s guidance for revenue and non-GAAP net income. And we continued to make progress in key market segments.”

     During the third quarter, desktop drive shipments totaled 14.2 million units. Shipments of SCSI drives increased significantly in the third quarter to 709,000 compared with 574,000 in the second quarter of 2003. Maxtor launched its second generation OneTouch external hard drive and expanded its retail presence. Also during the quarter, the company added three new DVR/PVR accounts and increased drive shipments to consumer electronics OEMs to 1,267,000.

     “As we enter the seasonally strongest quarter of the year, we look forward to continued momentum” Mr. Tufano continued. “With healthy demand in our traditional desktop and server markets, leadership in emerging markets, and our focus on cost and expense controls, we believe Maxtor is well-positioned to capitalize on the opportunities ahead.”

About Maxtor

Maxtor Corporation (www.maxtor.com) is one of the world’s leading suppliers of information storage solutions. The Company has an expansive line of storage products for desktop computers, near-line storage, high-performance Intel-based servers, and consumer electronics. Maxtor has a reputation as a proven market leader built by consistently providing high-quality products and service and support for its customers. Maxtor and its products can be found at www.maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on the NYSE under the MXO symbol.

This release contains forward-looking statements relating to the demand for hard disk drives and Maxtor’s ability to capitalize on its opportunities. These statements are based on current expectations and are subject to risks and uncertainties which could materially affect the company’s results, including, but not limited to, market demand for hard disk drives, market acceptance of the company’s products, the company’s ability to execute future development and production ramps and utilize manufacturing assets efficiently, changes in product and customer mix, the availability of components, pricing trends, actions by competitors, international security and political stability, and general economic and industry conditions. These and other risk factors are contained in periodic reports filed with the SEC, including, but not limited to, the Form 10-K for fiscal 2002 and recent 10-Qs. Maxtor is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call

Maxtor has scheduled a conference call for analysts and investors today October 21, 2003, at 2:30 p.m. PT to discuss the third quarter results and to provide an outlook on the fourth quarter of 2003. Financial information to be discussed on the call will be available on the Company’s website immediately prior to the commencement of the call. Additional information, including the most directly comparable GAAP financial measures to any non-GAAP financial measures discussed on the call are also posted on the Company’s website in the investor relations area under financial trends. The dial-in number for the live call is (866) 215-1938. The call will be webcast on the company’s site at www.maxtor.com. There will be a replay available shortly following the call through October 28, 2003. The dial-in number for the replay is (800) 252-6030, access code: 19488380.

MAXTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 27,	December 28,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$490,766	$306,444
Restricted cash	40,023	56,747
Marketable securities	43,567	87,507
Restricted marketable securities	41,232	—
Accounts receivable, net	493,451	363,664
Inventories	218,384	175,545
Prepaid expenses and other	52,417	33,438

Total current assets	1,379,840	1,023,345
Property, plant and equipment, net	328,258	364,842
Goodwill and other intangible assets, net	899,172	960,849
Other assets	15,548	11,798

Total assets	$2,622,818	$2,360,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings, including current portion of long-term debt	$79,487	$41,042
Accounts payable	688,167	642,206
Accrued and other liabilities	453,056	471,750
Liabilities of discontinued operations	4,242	11,646

Total current liabilities	1,224,952	1,166,644
Deferred taxes	196,455	196,455
Long-term debt	343,201	206,343
Other liabilities	189,059	199,071

Total liabilities	1,953,667	1,768,513
Total stockholders’ equity	669,151	592,321

Total liabilities and stockholders’ equity	$2,622,818	$2,360,834

MAXTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended

	September 27,	September 28,	September 27,	September 28,
	2003	2002	2003	2002

Net revenues	$1,065,531	$819,716	$2,915,323	$2,741,166
Cost of revenues	883,106	762,187	2,411,805	2,510,481

Gross profit	182,425	57,529	503,518	230,685
Operating expenses:
Research and development	88,172	94,095	259,051	301,205
Selling, general and administrative	33,875	34,754	96,774	111,424
Amortization of goodwill and other intangible assets	20,562	20,562	61,686	61,686
Restructuring charge	—	9,495	—	9,495

Total operating expenses	142,609	158,906	417,511	483,810

Income (loss) from continuing operations	39,816	(101,377)	86,007	(253,125)
Interest expense	(8,966)	(7,133)	(22,713)	(20,241)
Interest and other income	1,197	2,944	3,983	8,349
Other gain (loss)	(951)	623	(863)	2,200

Income (loss) from continuing operations before income taxes	31,096	(104,943)	66,414	(262,817)
Provision for income taxes	1,209	527	2,923	1,333

Income (loss) from continuing operations	29,887	(105,470)	63,491	(264,150)
Income (loss) from discontinued operations	—	(58,141)	—	(73,501)

Net income (loss)	$29,887	$(163,611)	$63,491	$(337,651)

Net income (loss) per share — basic
Continuing operations	$0.12	$(0.44)	$0.26	$(1.11)
Discontinued operations	$—	$(0.24)	$—	$(0.31)

Total	$0.12	$(0.68)	$0.26	$(1.42)

Net income (loss) per share — diluted
Continuing operations	$0.12	$(0.44)	$0.26	$(1.11)
Discontinued operations	$—	$(0.24)	$—	$(0.31)

Total	$0.12	$(0.68)	$0.26	$(1.42)

Shares used in per share calculation
-basic	241,618,230	240,177,574	242,135,752	238,413,709
-diluted	252,343,682	240,177,574	248,358,269	238,413,709

MAXTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended				Three months ended

	GAAP			Non - GAAP	GAAP			Non - GAAP
	September 27,	Non - GAAP		September 27,	September 28,	Non - GAAP		September 28,
	2003	Adjustments		2003	2002	Adjustments		2002

Net revenues	$1,065,531	$—		$1,065,531	$819,716	$—		$819,716
Cost of revenues	883,106	(15	)(1)	883,091	762,187	(48	)(2)	762,139

Gross profit	182,425	15		182,440	57,529	48		57,577
Operating expenses:
Research and development	88,172	(129	)(1)	88,043	94,095	(408	)(2)	93,687
Selling, general and administrative	33,875	(48	)(1)	33,827	34,754	(144	)(2)	34,610
Amortization of intangible assets	20,562	(20,562	)(3)	—	20,562	(20,562	)(3)	—
Restructuring charge	—	—		—	9,495	(9,495	)(4)	—

Total operating expenses	142,609	(20,739)		121,870	158,906	(30,609)		128,297

Income (loss) from operations	39,816	20,754		60,570	(101,377)	30,657		(70,720)
Interest expense	(8,966)	—		(8,966)	(7,133)	—		(7,133)
Interest and other income	1,197	—		1,197	2,944	—		2,944
Other gain (loss)	(951)	—		(951)	623	—		623

Income (loss) from continuing operations before income taxes	31,096	20,754		51,850	(104,943)	30,657		(74,286)
Provision for income taxes	1,209	—		1,209	527	—		527

Income (loss) from continuing operations	29,887	20,754		50,641	(105,470)	30,657		(74,813)
Income (loss) from discontinued operations	—	—		—	(58,141)	—		(58,141)

Net income (loss)	29,887	20,754		50,641	(163,611)	30,657		(132,954)

Net income (loss) per share — basic
Continuing operations	$0.12			$0.21	$(0.44)			$(0.31)
Discontinued operations	$—			$—	$(0.24)			$(0.24)

Total	$0.12			$0.21	$(0.68)			$(0.55)

Net income (loss) per share — diluted
Continuing operations	$0.12			$0.20	$(0.44)			$(0.31)
Discontinued operations	$—			$—	$(0.24)			$(0.24)

Total	$0.12			$0.20	$(0.68)			$(0.55)

Shares used in per share calculation
-basic	241,618,230			241,618,230	240,177,574			240,177,574
-diluted	252,343,682			252,343,682	240,177,574			240,177,574

(1)	Amounts reflect stock-based compensation related to the acquisition of the Quantum HDD business of $0.2 million.

(2)	Amounts reflect stock based compensation related to the acquisition of the Quantum HDD business of $0.6 million.

(3)	Amount reflects amortization of intangible assets of $20.5 million.

(4)	Amount reflects restructuring charges of $9.5 million.

MAXTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)
(Unaudited)

	Nine months ended				Nine months ended

	GAAP			Non - GAAP	GAAP			Non - GAAP
	September 27,	Non - GAAP		September 27,	September 28,	Non - GAAP		September 28,
	2003	Adjustments		2003	2002	Adjustments		2002

Net revenues	$2,915,323	$—		$2,915,323	$2,741,166	$—		$2,741,166
Cost of revenues	2,411,805	(57	)(1)	2,411,748	2,510,481	(490	)(2)	2,509,991

Gross profit	503,518	57		503,575	230,685	490		231,175
Operating expenses:
Research and development	259,051	(451	)(1)	258,600	301,205	(4,164	)(2)	297,041
Selling, general and administrative	96,774	(180	)(1)	96,594	111,424	(1,469	)(2)	109,955
Amortization of intangible assets	61,686	(61,686	)(3)	—	61,686	(61,686	)(3)	—
Restructuring charge	—	—		—	9,495	(9,495	)(5)	—

Total operating expenses	417,511	(62,317)		355,194	483,810	(76,814)		406,996

Income (loss) from operations	86,007	62,374		148,381	(253,125)	77,304		(175,821)
Interest expense	(22,713)	—		(22,713)	(20,241)	—		(20,241)
Interest and other income	3,983	—		3,983	8,349	—		8,349
Other gain (loss)	(863)	—		(863)	2,200	—		2,200

Income (loss) from continuing operations before income taxes	66,414	62,374		128,788	(262,817)	77,304		(185,513)
Provision for income taxes	2,923	—		2,923	1,333	—		1,333

Income (loss) from continuing operations	63,491	62,374		125,865	(264,150)	77,304		(186,846)
Income (loss) from discontinued operations	—	—		—	(73,501)	1,536	(4)	(71,965)

Net income (loss)	$63,491	$62,374		$125,865	$(337,651)	$78,840		$(258,811)

Net income (loss) per share — basic
Continuing operations	$0.26			$0.52	$(1.11)			$(0.79)
Discontinued operations	$—			$—	$(0.31)			$(0.30)

Total	$0.26			$0.52	$(1.42)			$(1.09)

Net income (loss) per share — diluted
Continuing operations	$0.26			$0.51	$(1.11)			$(0.79)
Discontinued operations	$—			$—	$(0.31)			$(0.30)

Total	$0.26			$0.51	$(1.42)			$(1.09)

Shares used in per share calculation
-basic	242,135,752			242,135,752	238,413,709			238,413,709
-diluted	248,358,269			248,358,269	238,413,709			238,413,709

(1)	Amounts reflect stock-based compensation related to the acquisition of the Quantum HDD business of $0.7 million.

(2)	Amounts reflect stock based compensation related to the acquisition of the Quantum HDD business of $6.1 million.

(3)	Amount reflects amortization of intangible assets of $61.7 million.

(4)	Amount reflects amortization of intangible assets of $1.5 million from discontinued operations.

(5)	Amount reflects restructuring charges of $9.5 million.